Exhibit 10.01


                              HIGHLAND HOLDINGS II
                              MAIN AT WATER STREET
                              COUDERSPORT, PA 16915


                                                               January 11, 1999


Adelphia Communications Corporation
Main at Water Street
Coudersport, Pennsylvania  16915

         Re: Purchase of Shares of Adelphia Communications Corporation's Class A Common Stock, $.01 par value per share (the "Common Stock")

Gentlemen:

         The undersigned hereby agrees to purchase directly from you, and you agree to sell to the undersigned, upon the terms and subject to the conditions set forth herein, an aggregate of 4,000,000 shares (the "Shares") of Common Stock of Adelphia Communications Corporation, a Delaware corporation (the "Company"), at a purchase price of $43.25 per share. Each capitalized term used herein without being defined herein shall have the meaning ascribed to it in the underwriting agreement, of even date herewith, to be entered by the Company and Goldman, Sachs & Co. with respect to the offering and sale of 4,000,000 shares (excluding the over-allotment option) of Common Stock (the "Underwriting Agreement").

         The parties hereto agree that the undersigned is entitled to rely on the representations and warranties made by the Company in the Underwriting Agreement; provided, however, that the undersigned represents and warrants to the Company that such representations and warranties are true and correct to the best of its knowledge.

         This Agreement shall be effective immediately prior to the execution and delivery, by the parties thereto, of the Underwriting Agreement and shall be null and void in the event that the Underwriting Agreement is not entered into within 5 business days of the date hereof.

         The purchase and sale of the Shares as contemplated hereby shall take place on the Closing Date concurrently with the closing on the Common Stock under the Underwriting Agreement. No commissions or discounts shall be paid to any placement agent for such purchase or sale of the Shares. The Shares shall be purchased and shall be held for investment.

         The obligations of the parties hereto are conditioned upon the concurrent closing on the purchase and sale of the Common Stock as contemplated by the Underwriting Agreement. This Agreement shall be terminated without liability on the part of any party hereto in the event that the Underwriting Agreement is terminated.

         This Agreement may be executed in one or more counterparts each of which, taken together, shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                                                     Very truly yours,

                                                     HIGHLAND HOLDINGS II


                            By: /s/ Michael J. Rigas
                                                     Name:
                             Title: General Partner




Agreed to and accepted by on this 11th day of January, 1999.

ADELPHIA COMMUNICATIONS CORPORATION


By:  /s/ James Brown
Name:
Title: Vice President